UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2009

Huntsman Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32427	42-1648585
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Huntsman International LLC

(Exact name of registrant as specified in its charter)

Delaware	333-85141	87-0630358
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

500 Huntsman Way
Salt Lake City, Utah		84108
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (801) 584-5700

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 15, 2009, Huntsman Polyurethanes (UK) Ltd. (“Huntsman Polyurethanes”), a wholly-owned subsidiary of Huntsman International LLC (“Huntsman International”), entered into a letter agreement with Paul G. Hulme (the “Agreement”) pursuant to which Mr. Hulme will serve as Divisional President, Textile Effects of Huntsman Singapore Pte. Ltd. (“Huntsman Singapore”), a wholly owned subsidiary of Huntsman International, and will be relocated to Huntsman Singapore’s principal offices in Singapore. The Agreement provides for, among other things, (i) a three-year assignment, (ii) a base annual salary of £249,900, (iii) an international location allowance equal to 10% of Mr. Hulme’s gross annual salary, (iv) a provision for pension benefits, (v) a provision for medical benefits, (vi) an equalization of the tax benefits or burdens attributable to Mr. Hulme’s residence in Singapore, (vii) a provision by Huntsman for housing in Singapore, (viii) an allowance for expenses related to relocating to Singapore and (ix) a leased vehicle.

We expect to disclose certain amounts payable to Mr. Hulme pursuant to the Agreement that are not calculable as of the date hereof in our next filing containing the information required by Item 402 of Regulation SK.  The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement, copies of which are filed as exhibits to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Number	Description of Exhibits
10.1	Letter Agreement, dated June 15, 2009, among Huntsman Polyurethanes (UK) Ltd. and Paul G. Hulme.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTSMAN CORPORATION
HUNTSMAN INTERNATIONAL LLC

/s/ Troy M. Keller
Troy M. Keller
Assistant Secretary

Dated: June 17, 2009

EXHIBIT INDEX

Number	Description of Exhibits
10.1	Letter Agreement, dated June 15, 2009, among Huntsman Polyurethanes (UK) Ltd. and Paul G. Hulme.